UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  January 13, 2014

PANEX RESOURCES INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-51707 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
c/o Coresco AG Level 3, Gotthardstrasse 20 Zug, Switzerland (Address of principal executive offices)		CH-6304 (Zip Code)

Registrant’s telephone number, including area code  +41-41-711-0281

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Panex Resources Inc.	Page 2

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.  Entry into a Material Definitive Agreement

On December 7, 2013 Panex entered into a share purchase agreement with Amani Consulting Sprl (the “Joint Venture Partner”) to acquire an 85% interest in the Joint Venture Partner on certain conditions (the “Acquisition”) from the three shareholders of the Joint Venture Partnerbeing Maohuai Cong, Didier Mbaya, and Bellarmin Mwanza Nshimba(collectively, the “Selling Shareholders”).

To acquire the 85% interest Panex must (1) issue 1,585,511,286 restricted shares of common stock to the Selling Shareholders; (2) pay the Selling Shareholders an aggregate payment of $100,000; and (3) pay a second payment to the Selling Shareholders in the aggregate amount of $300,000.

As a result of becoming a majority partner in the joint venture upon closing Panex will be responsible for financing the joint venture until the completion of a feasibility study, and will also be responsible for payment of all title holding fees and all charges and expenses in relation to the joint venture’s business.  Following the completion of the feasibility study, if the joint venture decides to proceed with mining operations then Panex will be responsible for funding such operations.  Any payments made by Panex and any funding provided by Panex under the share purchase agreement will be treated as an interest bearing loan, and such loan will be repaid from any proceeds on a priority basis and prior to any distribution of profits to any joint venture partner.

In addition, if three million ounces of measured and indicated gold is discovered on the on the joint venture’s properties with a cut-off grade of 2.5g/t, Panex will be required to pay a royalty payment to the selling shareholders in the aggregate amount of $5,350,000.

At any time before making all the payments or fulfilling all its obligations, Panex may at its discretion withdraw from the Acquisition without penaltyand will not be liable for any further obligations under the share purchase agreement.

See Exhibit 10.10 - Share Purchase Agreement for more details.

Item 5.01.  Changes in Control of Registrant

Pursuant to the terms of the Share Purchase Agreement Panex will issue an aggregate 1,585,511,826 restricted shares of common stock upon the closing of the Share Purchase Agreement to three shareholders of the Joint Venture Partner.  As a result, there will be a change of control in Panex.  Assuming that Panex issues no other shares, then at that time the Selling Shareholders will beneficially own as a group 81.2% of the issued and outstanding shares in the capital stock of Panex.

The basis of the change in control will be the Acquisition and the issuance of restricted shares of common stock for the closing of the Acquisition.  For further information on the change of control in management see Item 1.01 above.

Form 8-K	Panex Resources Inc.	Page 3

Prior to the change in control, Patane Ltd. beneficially owned 30.0% of the issued and outstanding shares of common stock of Panex.  Assuming that Panex issues no other shares and that Patane Ltd. still beneficially owns 110,000,000 shares, those shares will only represent 5.6% of the issued and outstanding shares in the capital stock of Panex.  Also, prior to the change in control, Coresco AG beneficially owned 27.3% of the issued and outstanding shares of common stock of Panex.  Assuming that Panex issues no other shares and that Coresco AG still beneficially owns 100,000,000 shares, those shares will only represent 5.1% of the issued and outstanding shares in the capital stock of Panex.  Coresco AG is owned by Klaus Eckhof (25%), Lars Pearl (25%), Mark Gasson (25%), and Ross Doyle (25%), but only the board of directors of Coresco AG have control over the sale and the voting of the shares.  Klaus Eckhof is the sole director of Panex.  Mark Gasson is the president and chief executive officer of Panex.  Ross Doyle is the chief financial officer of Panex.  Finally, prior to this change in control, Corporate Consultants Pty Ltd. beneficially owned 6.9% of the issued and outstanding shares of common stock of Panex.  Assuming that Panex issues no other shares and that Corporate Consultants Pty Ltd. still beneficially owns 25,000,000 shares, those shares will only represent 1.3% of the issued and outstanding shares in the capital stock of Panex.

No other shareholder beneficially owned more than 5% of the issued and outstanding stock prior to the Acquisition.

There is no arrangement or understanding among the members of the former and the new control groups and their associates with respect to the election of directors or other matters.

Except as described in this Form 8-K and in the Schedule 14C - Information Statement filed November 21, 2013, Panex is not aware of any arrangement that may result in a further change in control of Panex.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2013, Klaus Eckhof resigned as the Chief Executive Officer and President of Panex, but remains on as the sole director of Panex.

Also, on December 9, 2013, Mark Gasson consented to and was appointed the Chief Executive Officer and President of Panex by the board of directors.

Mark Gasson(56 years old) has been the Chief Executive Officer and President of Panex since December 2013.  During the last 5 years Mr. Gasson was Managing Director of Australian listed Erongo Energy Limited until he resigned in August 2013 and has been a Director in Canadian listed Alphamin Resources Corp since December 2011. Mr Gasson was responsible for the set up and management of exploration programs in both Companies and was also responsible for marketing, fund raising and new acquisitions.

Mr. Gasson received a Bsc (Hons) Geology.

During the past three years, Mr. Gasson has also served as a director of the following listed companies:  Erongo Energy Limited and Alphamin Resources Corp.

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that Panex was or is a party to in which Mr. Gasson had or is to have a direct or indirect material interest, with the exception of the Services Agreement with Coresco AG.  Mr. Gasson is a director and a minority shareholder of Coresco AG, the entity providing the services to Panex.  See Exhibit 10.8 - Services Agreement for more details.

Form 8-K	Panex Resources Inc.	Page 4

Item 7.01.  Regulation FD Disclosure.

Limitation on Incorporation by Reference:  In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibits 10.8 and 10.10, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibits 10.8 and 10.10 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

Exhibit	Description
10.8

Services Agreement dated March 14, 2012 between Panex Resources Inc. and Coresco AG, filed as an Exhibit to Panex’s Form 8-K (Current Report) filed on April 10, 2012 and incorporated herein by reference.

Filed
10.10	Share Purchase Agreement dated December 7, 2013 between Panex Resources Inc. and Amani Consulting SPRL.	Included

Form 8-K	Panex Resources Inc.	Page 5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Panex Resources Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PANEX RESOURCES INC.

Dated: January 13, 2014	By: /s/ Mark Gasson
Mark Gasson - CEO and President